UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 24, 2013
Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2013, Gain Capital Holdings, Inc., a Delaware corporation (the “Company”), entered into (i) an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”) with Gary L. Tilkin, a natural person (the “Seller”), and Global Futures & Forex, Ltd., a Michigan corporation (“GFT”), (ii) an Amended and Restated Stockholders’ Agreement with the Seller (the “Stockholders’ Agreement”) and (iii) a Loan and Security Agreement with the Seller (the “Loan and Security Agreement”). The descriptions of the Stock Purchase Agreement, the Stockholders’ Agreement and the Loan and Security Agreement set forth in Item 2.01 below are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Stock Purchase Agreement

On September 24, 2013, the Company completed its acquisition of all of the issued and outstanding shares of common stock of GFT from the Seller. The Company previously announced its entry into agreements related to the acquisition in a Current Report on Form 8-K filed on April 25, 2013 (the “Prior 8-K”).

Pursuant to the terms of the Stock Purchase Agreement, the Company purchased the shares of GFT for an aggregate purchase price consisting of (i) $20,000,000 in cash to be paid upon the closing of the transaction (the “Closing Date”), (ii) up to $20,000,000 in cash (the “Holdback Amount”) to be paid upon the settlement of certain liabilities of GFT after the Closing Date, (iii) 3,625,721 shares of the Company’s common stock and (iv) a term loan from the Seller in an amount equal to approximately $33,000,000 (the “Term Loan”). Under the terms of the Stock Purchase Agreement, in addition to his indemnification obligations described in the Prior 8-K, the Seller has also agreed to indemnify the Company for certain liabilities of GFT that are expected to be settled after the Closing Date. The Seller’s indemnification obligation for these liabilities shall first be settled out of the Holdback Amount, with any amounts in excess of the Holdback Amount being settled directly by the Seller or by reduction of the outstanding Term Loan. Upon settlement of 80% of these liabilities, the remaining Holdback Amount, if any, will be paid to the Seller, subject to certain conditions and terms. The other terms of the Stock Purchase Agreement are materially consistent with those discussed in the Prior 8-K.

Stockholders’ Agreement

The terms of the Stockholders’ Agreement are consistent with those discussed in the Prior 8-K, except that the Seller will no longer be appointed to the Company’s Board of Directors, and the Seller may not transfer his shares until the later of (i) the six month anniversary of the Closing Date or (ii) the settlement of 65% of the liabilities described above, after which time the Seller may transfer up to 16.67% of his shares every three months, subject to compliance with Rule 144 in a manner that avoids directed and block sales.

Loan and Security Agreement

The terms of the Loan and Security Agreement executed on September 24, 2013 are consistent with those discussed in the Prior 8-K, except that no payments, other than scheduled interest payments, are required to be made on the Term Loan until such time as 80% of the liabilities described above are settled.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Loan and Security Agreement set forth in Item 2.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Stock Purchase Agreement set forth in Item 2.01 above is incorporated by reference into this Item 3.02. Pursuant to the terms and conditions of the Stock Purchase Agreement, the Company issued to the Seller 3,625,721 shares of common stock as part of the consideration for the purchase of GFT. The Company offered and sold the common stock in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(a) – (b)
The financial statements of GFT and the pro-forma financial statements of the Company called for by Items 9.01(a) and 9.01(b) of Form 8-K, respectively, shall be filed by an amendment to this initial report on Form 8-K not later than 71 calendar days after the date this Form 8-K must be filed.

(d)

Exhibit No.	Description

2.1*	Amended and Restated Stock Purchase Agreement, dated as of September 24, 2013, by and among GAIN Capital Holdings, Inc., Gary L. Tilkin and Global Futures & Forex, Ltd.

* All exhibits and schedules to Exhibit 2.01 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibits or schedules will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 25, 2013

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego A. Rotsztain
Name: Diego A. Rotsztain
Title: General Counsel

Exhibit Index

Exhibit No.	Description

2.1*	Amended and Restated Stock Purchase Agreement, dated as of September 24, 2013, by and among GAIN Capital Holdings, Inc., Gary L. Tilkin and Global Futures & Forex, Ltd.

* All exhibits and schedules to Exhibit 2.01 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibits or schedules will be furnished to the Securities and Exchange Commission upon request.